UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

PERKINELMER, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2008, PerkinElmer, Inc. (the “Company”) issued and sold through a private placement $150 million aggregate amount of 6.00% Series 2008-A Senior Notes due May 30, 2015 (the “Senior Notes”) under the Note Purchase Agreement among the Company and the accredited institutional purchasers named therein (the “Agreement”).

The Senior Notes bear interest at a fixed rate of 6.00% and mature on May 30, 2015. Under the terms of the Agreement, the Company may, in its sole discretion, issue additional senior notes in an aggregate principal amount of up to $400,000,000 pursuant to one or more supplements to the Agreement. The Company may prepay the Senior Notes in an amount not less than 10% of the original aggregate principal amount plus accrued and unpaid interest plus the applicable prepayment premium (as set forth in the Agreement) upon no more than 60 or less than 30 days’ written notice to the purchasers. In addition, in the event of a change in control (as defined in the Agreement) of the Company or upon the disposition of certain assets of the Company (or certain subsidiaries of the Company, as set forth in the Agreement), at the option of the purchasers the Company may be required to prepay the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Agreement contains customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company and its subsidiaries with respect to liens, investments, incurrence of indebtedness, disposition of assets, mergers and acquisitions, subordinated debt, and transactions with affiliates and customary financial covenants and events of default (with customary grace periods, as applicable). The Company also must add any subsidiary as a guarantor under the Senior Notes if such subsidiary becomes a guarantor under its current outstanding Amended Credit Agreement, dated as of August 13, 2007, among the Company and Wallac Oy as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citigroup Global Markets Inc. and HSBC Bank USA, National Association, as Co-Syndication Agents, ABN AMRO Bank N.V. and Deutsche Bank Securities Inc., as Co-Documentation Agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Managers, and the other lenders party thereto. There are currently no subsidiary guarantors. The Company may use the proceeds from the sale of Senior Notes to finance mergers, acquisitions, capital expenditures, stock repurchases, dividends, debt refinancing and for other general corporate purposes.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: June 4, 2008	By:	/s/ John L. Healy
	Name:	John L. Healy
	Title:	Vice President and Associate General Counsel

EXHIBIT INDEX

10.1	Note Purchase Agreement dated as of May 30, 2008 by and among PerkinElmer, Inc. and the Northwestern Mutual Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account, Aviva Life and Annuity Company, American Investors Life Insurance Company, the Lincoln National Life Insurance Company, Physicians Life Insurance Company, Hartford Life and Accident Insurance Company, Allianz Life Insurance Company of North America, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Hakone Fund II LLC, Great-West Life & Annuity Insurance Company, Knights of Columbus, the Ohio National Life Insurance Company and Ohio National Life Assurance Corporation